Exhibit 5.1

[LETTERHEAD OF SMITH, GAMBRELL & RUSSELL, LLP]

April 4, 2017

Board of Directors

CalAtlantic Group, Inc.

1100 Wilson Boulevard, #2100

Arlington, Virginia 22209

Re:	Registration Statement on Form S-3 – 5.875% Senior Notes due 2024 and 5 1/4% Senior Notes due 2026 – Guarantees of Florida Affiliates

Ladies and Gentlemen:

We have acted as Florida counsel to CalAtlantic Group, Inc., a Delaware corporation (the “Company”), and its affiliated Florida partnerships, Standard Pacific of South Florida, a Florida general partnership (“SPSF”), and Standard Pacific of Tampa, a Florida general partnership (“SPT”) (SPSF and SPT collectively herein referred to as the “Guarantors” and each individually sometimes called a “Guarantor”), in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof, relating to the Company’s issuance and sale of $125,000,000 principal amount of its 5.875% Senior Notes due 2024 (the “2024 Notes”) and $100,000,000 principal amount of its 5 1/4% Senior Notes due 2026 (the “2026 Notes”, and with the 2024 Notes, the “Securities”). The Securities are being issued under an indenture dated as of April 1, 1999 (the “Base Indenture”) between the Company and The Bank of New York Mellon Trust Company N.A. (as successor in interest to J.P. Morgan Trust Company N.A. and The First National Bank of Chicago), as trustee, as amended and supplemented by a First Supplemental Indenture dated as of April 13, 1999, a Second Supplemental Indenture dated as of September 5, 2000, a Third Supplemental Indenture dated as of December 28, 2001, a Fourth Supplemental Indenture dated as of March 4, 2003, a Fifth Supplemental Indenture dated as of May 12, 2003, a Sixth Supplemental Indenture dated as of September 23, 2003, a Seventh Supplemental Indenture dated as of March 11, 2004, an Eighth Supplemental Indenture dated as of March 11, 2004, a Ninth Supplemental Indenture dated as of August 1, 2005, a Tenth Supplemental Indenture dated as of August 1, 2005, an Eleventh Supplemental Indenture dated as of February 22, 2006, a Twelfth Supplemental Indenture dated as of May 5, 2006, a Thirteenth Supplemental Indenture dated as of October 8, 2009, a Fourteenth Supplemental Indenture dated as of May 3, 2010, a Fifteenth Supplemental Indenture dated as of December 22, 2010, a Sixteenth Supplemental Indenture dated as of December 22, 2010, a Seventeenth Supplemental Indenture dated as of December 22, 2010, an Eighteenth Supplemental Indenture dated as of August 6, 2012, a Nineteenth Supplemental Indenture dated as of August 6, 2012, a Twentieth Supplemental Indenture dated as of August 6, 2013, a Twenty-First Supplemental Indenture dated as of November 6, 2014 (the “Twenty-First Supplemental Indenture”), a Twenty-Second

Board of Directors

CalAtlantic Group, Inc.

April 4, 2017

Supplemental Indenture dated as of October 1, 2015, a Twenty-Third Supplemental Indenture dated as of October 1, 2015, a Twenty-Fourth Supplemental Indenture dated as of October 1, 2015, a Twenty-Fifth Supplemental Indenture dated as of October 1, 2015, a Twenty-Sixth Supplemental Indenture dated as of October 1, 2015, and a Twenty-Seventh Supplemental Indenture dated as of May 25, 2016 (the “Twenty-Seventh Supplemental Indenture” and, together with the Base Indenture and the First through the Twenty-Sixth Supplemental Indentures, the “Indenture”), among the Company, the Guarantors, and The Bank of New York Mellon Trust Company N.A., as trustee (the “Trustee”) and the officers’ certificate of the Company dated as of April 4, 2017, with respect to the 2024 Notes, being delivered pursuant to Section 3.02(h) of the Twenty-First Supplemental Indenture, and with respect to the 2026 Notes, being delivered pursuant to Section 3.02(h) of the Twenty-Seventh Supplemental Indenture (the “Notes Officers’ Certificate”).

In connection with rendering the opinions set forth herein, we have reviewed such certificates, instruments and other documents as we have deemed necessary or appropriate as a basis for such opinions, including the following:

A.	the Indenture;

B.	the Notes Officers’ Certificate;

C.	the following documents relating to SPSF:

(i)	Partnership Registration of Standard Pacific of South Florida (originally known as The Westbrooke Partnership), filed on January 20, 1998 with the Florida Department of State, as amended June 23, 1998, December 17, 2002, May 20, 2003, May 23, 2003, May 10, 2004, April 5, 2005, February 28, 2006 and April 21, 2010;

(ii)	Second Amended and Restated Partnership Agreement of Westbrooke Homes (now known as Standard Pacific of South Florida), dated as of December 31, 2002, by and between HWB Investments, Inc., a Delaware corporation, and Westbrooke Companies, Inc. (now known as Standard Pacific of South Florida GP, Inc.), a Delaware corporation;

(iii)	Certificate of Status with respect to Standard Pacific of South Florida, certifying as to the status and existence of Standard Pacific of South Florida issued by the Florida Department of State, dated March 10, 2017; and

(iv)	Good Standing Certificates of each of HWB Investments, Inc. and Standard Pacific of South Florida GP, Inc. issued by the Delaware Secretary of State, each dated March 8, 2017;

Board of Directors

CalAtlantic Group, Inc.

April 4, 2017

D.	the following documents relating to SPT:

(i)	Partnership Registration Statement of Standard Pacific of Tampa (formerly known as Westfield Homes of Florida) filed with the Florida Department of State on December 30, 2002, as amended May 21, 2003, March 27, 2006 and February 12, 2010, including a Certificate of Merger filed with the Florida Department of State on December 23, 2010;

(ii)	General Partnership Agreement of Westfield Homes of Florida (now known as Standard Pacific of Tampa), dated as of August 13, 2002, by and between Westfield Homes USA, Inc., a Delaware corporation, and Westfield Homes of Florida, Inc. (now known as Standard Pacific of Tampa GP, Inc.), a Delaware corporation;

(iii)	Certificate of Status with respect to Standard Pacific of Tampa, certifying as to the status and existence of Standard Pacific of Tampa issued by the Florida Department of State, dated March 10, 2017; and

(iv)	Good Standing Certificates of each of Westfield Homes USA, Inc. and Standard Pacific of Tampa GP, Inc. issued by the Delaware Secretary of State, each dated March 8, 2017; and

E.	Secretary Certificate of the respective Managing Partners of each of SPSF and SPT as to the organizational documents of each such entity, adoption of resolutions, and the incumbency of its officers (the “Officers’ Certificate”).

In giving the opinions hereinafter expressed, we have relied only upon our examination of the documents, instruments and certificates enumerated above, and in our examination of the foregoing, we have assumed, without inquiry, the following:

(a)	the genuineness of all signatures;

(b)	the completeness and authenticity of all documents submitted to us as originals;

(c)	the conformity to originals of all documents submitted to us as copies, and the authenticity of all such originals; and

(d)	the legal capacity and competence of all natural persons.

As to questions of fact on which our opinions are based, we have relied, without independent verification of the accuracy or completeness thereof, solely upon (i) the representations and warranties of the Company contained in the Indenture, (ii) the information set forth in the governing documents of the Guarantors enumerated above, and (iii) the

Board of Directors

CalAtlantic Group, Inc.

April 4, 2017

statements and representations set forth in the Officers’ Certificate referred to above and in certificates of public officials.

Our opinions set forth herein are limited to the laws of the State of Florida.

Based on and subject to the foregoing, and to such other limitations and qualifications hereinafter set forth, we are of the opinion that:

1.    Each of the Guarantors is a validly existing and registered general partnership, and its status is Active under the laws of the State of Florida.

2.    Each Guarantor has the partnership power to perform its respective obligations under the Twenty-First Supplemental Indenture (and its guarantee included therein) and the Twenty-Seventh Supplemental Indenture (and its guarantee included therein).

3.    The performance by each of the Guarantors of the Twenty-First Supplemental Indenture (and its guarantee included therein) and the Twenty-Seventh Supplemental Indenture (and its guarantee included therein) have been duly authorized by all necessary partnership action on the part of each of the Guarantors.

4.    Each of the Twenty-First Supplemental Indenture and the Twenty-Seventh Supplemental Indenture has been duly executed and delivered by each of the Guarantors.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Registration Statement, including the prospectus constituting a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations promulgated pursuant to the Act.

Very truly yours,

SMITH, GAMBRELL & RUSSELL, LLP

By:	/s/ Adam J. Buss
Adam J. Buss, Partner